CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 33-37442) of our report dated November 10, 2000, relating to the financial statements of Templeton Capital Accumulator Plans, and our report dated November 8, 2000 relating to the Consolidated Statement of Financial Condition of Franklin Templeton Distributors, Inc. and Subsidiaries which appear in such Registration Statement.


/s/PRICEWATERHOUSECOOPERS LLP

New York, New York
December 29, 2000